UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 4, 2011

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Franklin Covey Co. (the Company) today announced that on April 4, 2011 it was determined that effective May 6, 2011, Jennifer Colosimo, Executive Vice-President and Chief Operations Officer will be leaving the Company to become the Dean of the Corporate University and Chief Learning Officer for a Fortune 500 company based near her home in Denver, Colorado.  Ms. Colosimo’ s departure follows nearly 15 years of service at the Company, during which time she traveled almost constantly, drove strong business results and influenced thousands of clients around the world.  Ms. Colosimo will continue contributing to the Company by serving on an advisory board that will meet periodically throughout the year.

Ms. Colosimo’s duties are being assigned to other seasoned executives of the Company who are qualified to assume these additional responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	April 7, 2011	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer